                                                                 EXHIBIT 10.3(1)






                            MANAGEMENT SECURITY PLAN

                                       OF

                             A. H. BELO CORPORATION

                                      AND

                              AFFILIATED COMPANIES

                             AS RESTATED EFFECTIVE

                                JANUARY 1, 1982

                                   A. H. BELO

                               TABLE OF CONTENTS



        Article                                  Subject                                    Page
        -------                                  -------                                    ----
           1                      Definitions                                                1

           2                      Eligibility and Membership                                 2

           3                      Retirement Benefit and Benefit
                                  Upon Separation from Service                               2

           4                      Death Benefit                                              3

           5                      Beneficiary                                                6

           6                      Leave of Absence                                           6

           7                      Source of Benefits                                         6

           8                      Employer Obligation                                        7

           9                      Termination of Participation                               7

           10                     Termination, Amendment,
                                  Modification, or Supplement
                                  of Plan                                                    7

           11                     Other Benefits and Agreements                              8

           12                     Restrictions on Alienation
                                  of Benefits                                                8

           13                     Administration of the Plan                                 8

           14                     Miscellaneous                                              10

           15                     Adoption of Plan by Subsidiary,
                                  Affiliated or Associated
                                  Companies                                                  10

                                  Plan Agreement                                            I-1

                            MANAGEMENT SECURITY PLAN

                                       OF

                             A.H. BELO CORPORATION

                            AND AFFILIATED COMPANIES

                             AS RESTATED EFFECTIVE

                                JANUARY 1, 1982


                                    PURPOSE

         WHEREAS, A. H. BELO CORPORATION (hereinafter, the "Company"), a Texas corporation, in order to provide retirement and death benefits at a reduced cost to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and certain of its affiliates, has heretofore adopted the Management Security Plan of A. H. Belo Corporation and Affiliated Companies (hereinafter the "Plan"), the Plan set forth herein; and

         WHEREAS, the following affiliate of the Company has heretofore adopted the Plan for the benefit of its eligible employees: Belo Broadcasting Corporation (hereinafter, "Broadcasting"); and

         WHEREAS, pursuant to Section 10.1 of the Plan, the Company, joined by Broadcasting, desires hereby to amend and restate the Plan in its entirety;

         NOW, THEREFORE, the Company, joined by Broadcasting, does hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         For the purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following respective meanings:

1.0 "Company" shall mean A. H. Belo Corporation, A Texas corporation, and its successor or successors.

1.1 "Beneficiary" shall mean the person or persons designated by a Participant to receive any benefits under this Plan upon the death of such Participant. In the absence of such designation, or in the event that a Beneficiary so designated dies prior to the receipt of all benefits to which he is entitled, then such death benefits (or the balance thereof) shall be paid to such Participant's estate.

1.2 "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of
         Article 13 of the Plan.

1.3 "Employee" shall mean any person who is in the regular full-time employment of an Employer as determined by the personnel rules and practices of the Employer. The term does not include persons who are retained as consultants or other independent contractors.

1.4 "Employer" shall mean the Company, Broadcasting, and any other affiliate of the Company which shall duly adopt the Plan with the approval of the Company as provided in Article 15 hereof. Where the context dictates, the term "Employer," as used herein, refers to the particular Employer which has entered into a Plan Agreement with a specific Participant.

1.5 "Covered Salary" shall mean that portion of a Participant's includable base annual salary, excluding bonuses or other fringe benefits, if any, which the Participant chooses as a basis for computation of his retirement or death benefits pursuant to the terms and conditions of the Plan.

1.6 "Participant" shall mean an Employee who is selected and elects to participate in the Plan as provided in Article 2 hereof.

1.7 "Plan" shall mean the Management Security Plan of A. H. Belo Corporation and Affiliated Companies, which shall be evidenced by this instrument and by each Plan Agreement.

1.8 "Plan Agreement" shall mean the form of written agreement, attached hereto as Exhibit I, which is entered into by and between an Employer and a Participant.

1.9 "Early Retirement Date" shall mean, with respect to a Participant, the first day of the month following the later of (i) his sixty-second
         (62nd) birthday, or (ii) the date on which he shall have been employed by the Company or its affiliates for ten (10) or more years and, in addition, shall have reached or passed his fifty-fifth (55th) birthday.

1.10 "Retirement" and "Retire" shall mean, with respect to a Participant, severance from employment with the Employers on or after his Early Retirement Date.

                                   ARTICLE 2

                           ELIGIBILITY AND MEMBERSHIP

2.0 The Committee shall have the sole discretion to determine the Employees who are eligible to become Participants in accordance with the purposes of the Plan.

2.1 As a condition of participation, each Participant so selected shall complete, execute, and return to the Committee a Plan Agreement in the form attached hereto as Exhibit I and comply with such further conditions as may be established by and in the sole discretion of the Committee.

                                   ARTICLE 3

                         RETIREMENT BENEFIT AND BENEFIT
                          UPON SEPARATION FROM SERVICE

3.0      If a Participant who has remained an Employee until age sixty-five
         (65) retires, and if the Plan and Plan Agreement have been kept in force, the Employer will pay, or cause to be paid, to such Participant the amount specified in the Plan Agreement as a monthly retirement benefit. Monthly retirement benefit payments shall commence on the first day of the month following such Retirement and continue for a total of one hundred twenty (120) months.

3.1 The Committee, in its sole discretion, may permit a Participant to receive an early retirement benefit commencing at any time after the Participant's Early Retirement Date, but before his attainment of age sixty-five (65). In such event, his monthly retirement benefit shall be determined by the Committee, but in no event shall it be more than the monthly amount of the retirement benefit set forth in the Plan Agreement nor less than such monthly amount multiplied by a fraction, the numerator of which is the number of whole years said Employee has been a Participant in the Plan and the denominator of which is the number of whole years between such Participant's age at entry into the Plan and his sixty-fifth (65th) birthday. The said reduced monthly amount payable for one hundred twenty (120) months shall be the only benefit to which such Participant shall be entitled.

3.2 If a Participant who has attained his Early Retirement Date shall die after Retirement but before the applicable retirement benefit is paid in full, the unpaid retirement benefit payments to which such Participant is entitled shall continue to be paid to such Participant's Beneficiary. Such payments shall be made in accordance with the payment schedule applicable to that Participant pursuant to
         Section 3.0 or 3.1 of the Plan.

3.3 A Participant may irrevocably elect to have any retirement benefit due him paid to his Beneficiary solely as a death benefit either in a lump sum or in specified installments. Such election to treat unpaid retirement benefits as a death benefit shall be set forth in the Plan Agreement by the Participant's completion of Section 2(c) thereof.

3.4 No Death Benefit described in Article 4 shall be paid to the Beneficiary of a Participant who dies after Retirement but before his retirement benefit is paid in full.

3.5      A Participant who ceases to be an Employee after his completion of ten
         (10) full years of participation in the Plan, but before his Early Retirement Date, shall receive a portion of his monthly retirement benefit upon the earlier of (i) his death or (ii) his attainment of age sixty-five (65). Said portion shall be the monthly amount of the retirement benefit set forth in his Plan Agreement multiplied by a fraction, the numerator of which is the number of whole years said Employee has been a Participant in the Plan and the denominator of which is the number of whole years between such Participant's age at entry into the Plan and his sixty-fifth (65th) birthday. The said reduced monthly amount payable for one hundred twenty (120) months shall be the only benefit to which such Participant shall be entitled.

3.6 If a Participant elects to continue employment beyond age 65, the Committee, and only the Committee, will specify the amount of his retirement benefit, which shall be evidenced by a new Plan Agreement to be executed by the Participant.

                                   ARTICLE 4

                                 DEATH BENEFIT

4.0 If a Participant dies before Retirement and the Plan is in effect at the date of his death, his Employer will pay or cause to be paid a death benefit to such

         Participant's Beneficiary. The said death benefit shall be a monthly amount equal to (i) one hundred percent (100%) of the Participant's Covered Salary as set forth in his Plan Agreement for the twelve (12) month period beginning on the date of his death and (ii) fifty percent (50%) of said Covered Salary for the next one hundred and eight (108) months, or until the Participant would have attained age sixty-five
         (65), whichever is later. Such payments shall commence on the first day of the month following the date of such Participant's death. In the sole discretion of the Committee, the present value of the entire death benefit described in this Section 4.0 may be paid in a lump sum within a reasonable period (as determined by the Committee) after the Participant's death.

4.1      The obligation of an Employer to pay the death benefit described in
         Section 4.0 on behalf of a Participant shall exist only if:

         (a) at the time of his death, the Participant was an Employee, totally disabled, or on an authorized leave of absence;

         (b) the Participant had made all payments required by Sections 4.2 through 4.5, other than any amounts waived as a result of disability;

         (c) the Plan Agreement had been kept in force until the date of his death; and

         (d) his death was not a result of suicide occurring within two (2) years after the date of execution of his Plan Agreement.

4.2 Each Participant shall periodically pay to his Employer a portion of the cost of his death benefit protection. The amount and time of each such payment shall be stated in the Plan Agreement and shall be dependent upon the amount of the benefits therein specified, the Participant's age, and his annual salary.

4.3 The amount to be paid by a Participant may be increased by the Committee to reflect increases in the Participant's Covered Salary.

4.4 Any increases in the Participant's Covered Salary and additional amounts to be paid as a result thereof shall be evidenced by an amendment to his Plan Agreement.

4.5      The Participant's obligation to make the aforesaid payments shall:

         (a)     be stated in his Plan Agreement;

         (b)     commence on the date specified in the Plan Agreement; and

         (c)     except as otherwise provided in Section 4.7 (c), 4.7 (d), and
                 4.7 (g), continue thereafter during the term of his participation until the earlier of (i) his death, (ii) his Retirement, (iii) his other termination of employment, or (iv) the date on which the Committee determines that such payments are no longer required.

4.6 A Participant may, with the consent of his Employer, increase or decrease the amount of the benefits initially selected by amending his Plan Agreement in accordance with rules from time to time adopted by the Committee.

4.7 Payments by a Participant pursuant to Sections 4.2 through 4.5 and the Plan Agreement shall be made in the following manner and subject to the following terms and conditions:

         (a) The Participant shall, in the Plan Agreement, authorize his Employer to deduct and retain from his salary the amount of his monthly contribution.

         (b) The amounts retained by the Employer shall be and become the property of that Employer without obligation to use the same in any specific manner and with no right of the Participant to reimbursement at any time.

         (c) If the Participant is, prior to his Retirement, totally disabled for more than six (6) months, then, subject to the provisions of Section 4.7 (d) hereof, he shall not be required to make any payments as provided in Sections 4.2 through 4.5 of this Plan beginning with the seventh month following the date such total disability occurs and for as long as it continues.

         (d) An Employer shall waive payments by a totally disabled Participant, only if:

                 (i) the Participant's disability is not caused by illegal or criminal acts or is not intentionally self-inflicted;

                 (ii) the Participant is an Employee or on an authorized leave of absence at the time such total disability occurs;

                 (iii) the Participant has made all payments required by the Plan and his Plan Agreement; and

                 (iv) the Participant's Plan Agreement is in full force and effect at the time of such total disability.

         (e) If a Participant dies prior to Retirement while payments are being waived, the death benefit provided in Section 4.0 shall be paid on behalf of such Participant in accordance with the provisions of that Section.

         (f) If a Participant retires on or after his Early Retirement Date while payments are being waived, the retirement benefits provided in Section 3 shall be paid to such Participant in accordance with the provisions of that Section.

         (g) The determinations of total disability and recovery therefrom shall be made by the Committee, in its sole discretion, and any such determination shall be binding and conclusive on all interested parties.

                                   ARTICLE 5

                                  BENEFICIARY

5.0 A Participant shall, on his Plan Agreement, designate one or more persons as his Beneficiary or Beneficiaries to receive any death benefits under the Plan. If more than one Beneficiary is named, the shares and preferences of each shall be indicated.

5.1 Unless a Participant has previously named an irrevocable Beneficiary, he shall have the right to change any prior Beneficiary designation by submitting to the Committee a Change of Beneficiary Form, a specimen of which is attached hereto as Exhibit II.

5.2 No change of Beneficiary shall be effective until acknowledged in writing by the Employer.

5.3 If an Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated.

5.4 Any payment made by an Employer in accordance with this Plan in good faith shall fully discharge the Employer from all further obligations with respect to such payment.

                                   ARTICLE 6

                                LEAVE OF ABSENCE

6.0 If a Participant is authorized by his Employer for any reason to take a leave of absence from employment, such Participant shall, except as provided in Article 4.7 hereof, be required to continue to make all monthly payments in order to maintain his Plan Agreement in force.

6.1 A Participant's failure to make such payments shall cause his Plan Agreement to terminate without the necessity of any notice from either party to the other. From and after such termination, neither party shall have any further obligation to the other party under the Plan or Plan Agreement.

                                   ARTICLE 7

                               SOURCE OF BENEFITS

7.0 Amounts payable to a Participant shall be paid exclusively from the general assets of the Employer.

7.1 No person entitled to any payment hereunder shall have any claim, right, security or other interest, implied or otherwise, in any asset of the Employer.

7.2 An Employer's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Employer and a Participant.

7.3 The Employer may, but shall not be obligated to, invest in any specific asset, trust, fund or insurance policy.

7.4 The Employer shall require that a Participant satisfy evidence of good health when enrolling for any increment of his Covered Salary. The Participant agrees to cooperate by:

         (a) furnishing such information as the Employer may require, including but not limited to the physical examination reports of any previous employer;

         (b) taking such additional physical examinations as may be requested by the Employer, and;

         (c)     doing any other act which may be requested by the Employer.

7.5 If a Participant does not cooperate in the completion of such requirements, the Employer shall have no further obligation to the Participant under the Plan, and such Participant's Plan Agreement shall terminate.

7.6 The Employer shall have no obligation of any nature whatsoever to a Participant under the Plan and Plan Agreement, except as otherwise provided in the Plan, if the Participant's death is determined to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health upon the Participant's enrolling in the Plan for any increment of his Covered Salary.

                                   ARTICLE 8

                              EMPLOYER OBLIGATION

         Neither the Plan nor any Plan Agreement, either singly or collectively, obligate any Employer to continue the employment of a Participant or limits the right of an Employer at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with an Employer for any reason, whether by action of the Employer or Participant, shall immediately terminate the Participant's participation in the Plan and Plan Agreement and all further obligations of either party to the other. In no event shall the Plan or a Plan Agreement, either singly or collectively, by their terms or implications, constitute an employment contract of any nature whatsoever between an Employer and a Participant.

                                   ARTICLE 9

                          TERMINATION OF PARTICIPATION

         A Participant may terminate participation in the Plan and Plan Agreement at his election by giving his Employer written notice of such termination within 30 days prior to the anniversary date of the date of execution of his Plan Agreement.

                                   ARTICLE 10

                      TERMINATION, AMENDMENT, MODIFICATION
                             OR SUPPLEMENT OF PLAN

10.0     The Company reserves the right to terminate this Plan at any time.

10.1 The Company reserves the right to amend, modify or supplement this Plan, in whole or in part, at any time and from time to time.

10.2 Each Employer reserves the right to terminate the Plan Agreement of any of its Employees.

10.3 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than 30 days prior to such action.

10.4 In the event that a Participant or his Beneficiary becomes entitled to any benefits described in Article 3 or 4 of this Plan, no action shall be taken to terminate the Plan or a Plan Agreement with respect to such person.

10.5 Upon the termination of this Plan or any Plan Agreement, respectively, by either an Employer or a Participant in accordance with any provisions for such termination, neither the Plan nor the Plan Agreement shall be of any further force and effect and no party shall have any further obligation under either this Plan or any Plan Agreement so terminated.

                                   ARTICLE 11

                         OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company or any Employer, and the Plan shall supplement and shall not supersede, modify or amend any other plan or program except as may otherwise be expressly provided. Benefits under the Plan shall not be considered compensation for purposes of computing contributions or benefits under any plan maintained by the Company or any of its subsidiaries which is qualified under Section 401(a) and 501(a) of the Internal Revenue Code of 1954, as amended.

                                   ARTICLE 12

                     RESTRICTIONS ON ALIENATION OF BENEFITS

         No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

                                   ARTICLE 13

                           ADMINISTRATION OF THE PLAN

13.0 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors of the Company, but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the Secretary of the Committee.

13.1 The Board of Directors of the Company shall designate one of the members of the Committee as Chairman and shall appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the proceedings of the Committee and all data, records and documents relating to the administration of the Plan by the Committee. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

13.2 All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

13.3 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan.
         Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The Committee shall have the exclusive right to determine (a) disability in respect to a Participant, and (b) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence as the Committee, in it its sole judgment, may require. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Employers and all persons having or claiming to have any right or interest in or under the Plan.

13.4 The members of the Committee and the officers and directors of the Employers shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.

13.5 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting only his own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or otherwise.

13.6 In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

13.7 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

13.8 The Committee shall also have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or his Beneficiary from that set forth in the Participant's Plan Agreement, if requested to do so by such Participant or Beneficiary.

                                   ARTICLE 14

                                 MISCELLANEOUS

14.0 Any notice which shall be or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to an Employer, such notice shall be addressed to:

                             A. H. Belo Corporation
                                P. O. Box 225237
                              Dallas, Texas  75265

         marked for the attention of the Secretary, Administrative Committee, Management Security Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

14.1 Any party may from time to time change the address to which notice shall be mailed by giving written notice of such new address.

14.2 The Plan shall be binding upon the Employers and their successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

14.3 The Plan and Plan Agreement shall be governed and construed under the laws of the State of Texas as in effect at the time of their adoption and execution, respectively.

14.4 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural where applicable.

                                   ARTICLE 15

                        ADOPTION OF PLAN BY SUBSIDIARY,
                       AFFILIATED OR ASSOCIATED COMPANIES

15.0 Any corporation which is a subsidiary, affiliated or associated company of the Company may, with the approval of the Company, adopt this Plan and thereby come within the definition of the term "Employer" in Article 1 hereof.

                                                                         ANNEX I




                       MANAGEMENT SECURITY PLAN AGREEMENT

                                       OF

                      A. H. BELO AND AFFILIATED COMPANIES

         The undersigned employee ("Employee") acknowledges that, as an Employee of A. H. BELO CORPORATION ("Employer"), Employee has been offered an opportunity to participate in the Management Security Plan ("Plan") described in the attached document and subject to the terms and conditions stated therein, and that Employee has elected one of the two alternatives set forth below as indicated by the space checked:


               To participate in the Plan
-------------
               Not to participate in the Plan
-------------

         Employee's covered salary, benefits, contributions to the cost of death benefits under the Plan, and designated Beneficiary(ies) are agreed to be as follows:

1.       EMPLOYEE'S COVERED SALARY:  $_____________________ per month.

         This represents (the full amount) or _______% of base earnings eligible for coverage at the date of application for this coverage.

2.       RETIREMENT BENEFIT at age 65:  $_______________ total benefit.

         (a) Retirement Benefit to be paid at rate of $_________________ per month for 120 months.

         (b) Retirement before or after age 65: Amounts to be determined by the Committee.

         (c) I irrevocably elect to have my Retirement Benefit held and paid solely as a death benefit to my Beneficiary.

                           Signature:
                                           ------------------------------------

         If the above (2(c)) is signed, in general, the following will result:

         1. Retirement Benefits ($_____________________ per month for 120 months) will not be paid to Participant but will be paid to Participant's Beneficiary as a Death Benefit.

         2. In such event and assuming the Participant's Beneficiary is his or her surviving spouse (or certain types of trusts for the benefit of his or her surviving spouse), the Benefits should qualify for the Federal Estate Tax marital deduction, and thus, no Federal Estate Taxes will be payable.

         If the above (2(c)) is not signed, in general, the following will result:

         1. Retirement Benefits ($_____________________ per month for 120 months) will be paid to Participant. If Participant dies before receiving 120 payments, installments will be continued to Participant's Beneficiary until a total, including installments paid to Participant, of 120 payments have been made.

         2. In such event and assuming the Participant's Beneficiary is his or her surviving spouse (or certain types of trusts for the benefit of his or her surviving spouse), the benefits after the Retired Participant dies should qualify for the Federal Estate Tax marital deduction and, thus, no Federal Estate Taxes would be payable.

                 If the Participant has not named as a Beneficiary his or her surviving spouse (or certain types of trusts for the benefit of his or her surviving spouse), the unpaid Retirement Benefits at the time of the Retired Participant's death will be included in his or her estate for Federal Estate Tax purposes.

3. DISABILITY BENEFIT: (total disability before age 65); limited to a waiver of Employee's contribution listed in number 5(a) below.

4.       DEATH BENEFIT:

         (a)     One hundred percent (100%) of Covered Salary
                 ($_________________) per month for the first 12 months.

         (b)     Fifty percent (50%) of Covered Salary ($____________________)
                 for next 108 months or until Employee would have attained age 65, whichever is later.

5.       EMPLOYEE'S CONTRIBUTION to cost of Plan:

         $_______________________ per month.

         (a)     EMPLOYEE'S AUTHORIZATION to deduct payments:

         (b) Employee hereby authorizes the Employer to deduct said monthly amount(s) from Employee's salary commencing with salary carried during the month of _______________________________,
                 19_____ and continuing for each month thereafter until no longer required by the terms of the Plan or by the Committee.

6. Employee hereby designates as Primary Beneficiary under this Plan and Plan Agreement:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         and Employee hereby designates as Secondary Beneficiary under this Plan and Plan Agreement:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         The term Beneficiary, as used herein, shall mean the Primary Beneficiary, if such Primary Beneficiary survives Employee by at least 30 days, and shall mean the estate of Employee, if neither Primary Beneficiary nor Secondary Beneficiary survives Employee by at least 30 days. Employee shall have the right to change Employee's designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Committee, it being agreed that no change in Beneficiary shall be effective until acknowledged in writing by the Employer. (If Beneficiary is to be irrevocable, strike and initial the previous sentence.)

         Employee further acknowledges that neither the Employer nor any of its subsidiaries, affiliated companies, officers, employees, or agents has any responsibility whatsoever for any changes made by Employee in other personal plans or programs as a result of employee's decision to participate or not to participate in the Plan, and they are fully released to such extent; and Employee further understands that the Plan may be terminated at any time, in the sole discretion of A. H. Belo Corporation, without any obligation of any nature whatsoever to the Employer, except that a Participant or Beneficiary of a Participant shall have those rights provided for in Articles 3, 4, and 10 of said Plan, to the extent that such may be applicable at the time of such termination.



     IN WITNESS WHEREOF,                                    and Employee have
                         ----------------------------------

executed this Plan Agreement as of                          19     .
                                   ------------------------    ----



                                        A. H. BELO CORPORATION


                                        By
                                                ----------------------------

                                        Title
                                                ----------------------------

                                        EMPLOYEE


                                        ------------------------------------
                                        (Signature)


                                        ------------------------------------
                                        (Type or print name under signature)


                                        ------------------------------------


                                        ------------------------------------
                                        (Address of Employee)





                                      I-3